Exhibit 10.23
Framework Agreement
Pursuant to this Framework Agreement (the “Agreement”), effective as of November 8th, 2007 Hunchun BaoLi Communications Co. Ltd., a Chinese enterprise (“BaoLi Communications”), and Superconductor Technologies Inc., a Delaware corporation (“STI”), agree as follows:
1. Organization of HBST. BaoLi Communications and STI (or such subsidiaries of STI as STI may designate) agree to establish the Hunchun BaoLi Superconductor Technology Co Ltd. (“HBST”) pursuant to the Sino-Foreign Equity Joint Venture Contact attached as Exhibit A and HBST and STI shall enter into a License Agreement in the form attached as Exhibit B (in each case, with any changes on which the parties mutually agree). STI may substitute its designated subsidiary or subsidiaries as parties to such Joint Venture Contract. BaoLi Communications will provide additional working capital to HBST as reasonable needed, without any dilution to the equity of STI without its consent and with the goal of minimizing any effect on HBST or the ownership interest of STI.
2. Confidentiality. The parties each agree to comply with the relevant provisions of Exhibits A and B concerning the confidentiality of all information concerning HBST and the licensed technology. Any news releases related to this Agreement and the proposed formation of HBST is subject to the review and approval of both STI and BaoLi Communications, not to be unreasonably withheld or delayed, and subject to the requirement that each party comply with applicable law and regulations of any stock exchange.
3. Governing law. This Agreement shall be governed by and construed under the laws of the State of California, except for the conflict of laws provisions thereof and without reference to the Vienna Convention on the International Sale of Goods. Any disputes concerning this Agreement will be arbitrated according to the arbitration provisions of the Trademark License.
4. Termination. This Agreement will terminate if the parties have not completed the formation HBST on or before January 31, 2008 and the parties will thereafter have no further obligations under this Agreement.
In witness whereof, having ready, understood and agreed to the terms and conditions of this Framework Agreement, and with full authority to execute this Agreement on behalf of the respective Parties, the undersigned hereby execute this Agreement as of the date first above written.

Superconductor Technologies Inc., a Delaware		Hunchan BaoLi Communications Co.
Corporation		Ltd. a Chinese company

By:	/s/ Jeffery Quiram	By:	/s/ (Signature)

	Name: Jeffery Quiram		Name:
	Title: President & CEO		Title: